FOR: PW Eagle, Inc.

1550 Valley River Drive

Eugene, Oregon 97401

(Nasdaq-NMS: PWEI)

CONTACT: William H. Spell
Co-Chairman of the Board

(541) 349-8388

PW EAGLE ANNOUNCES ANNUAL MEETING DATE

EUGENE, OR - March 29, 2005 - PW Eagle, Inc. (Nasdaq-NMS: PWEI) announced today that it will hold its 2005 Annual Meeting on May 25, 2005 at 3:15 p.m. The meeting will be held in Minneapolis, Minnesota at the law offices of Fredrikson & Byron, 200 South Sixth Street, Suite 4000, Minneapolis, Minnesota. A definitive proxy statement will be filed with the SEC, and the Company plans to begin mailing the proxy statements to the shareholders on or about April 18, 2005.

PW Eagle held its 2004 Annual Meeting unusually late in October of 2004. The meeting was delayed until the company's USPoly subsidiary closed its acquisition of the polyethylene pipe business of Uponor Aldyl during late September 2004. In the proxy for that meeting, PW Eagle indicated that the deadline for submitting shareholder proposals for inclusion in PW Eagle's proxy statement for the 2005 Annual Meeting would be no later than June 10, 2005. Because PW Eagle is returning to its traditional annual meeting schedule of late April or early May, the revised deadline for submitting shareholder proposals for inclusion in the PW Eagle proxy statement for the 2005 Annual Meeting is April 8, 2005. Any shareholder proposal received after that date will not be considered for inclusion in the PW Eagle proxy statement. Moreover, such a proposal will also be considered untimely and, therefore, not be admitted for discussion at the 2005 Annual Meeting.

PW Eagle is a leading extruder of PVC pipe products, and USPoly is an extruder of polyethylene pipe. The Company and USPoly operate fifteen manufacturing facilities across the United States.

###